Exhibit 10.1

Basanite, Inc.

2041 NW 15th Avenue,

Pompano Beach, Florida 33069

Engagement Letter

July 31st, 2023

Thomas Richmond

3100 Bayshore Blvd NE

St. Petersburg, FL 33703

Dear Mr. Richmond:

You have been asked to join our company as Acting Interim Chief Executive Officer and as an independent contractor until December 31, 2023, on a month to month basis at the discretion of the Board of Directors. We contemplate that by the end of the extension period, we will either part our separate ways with no financial responsibility to each other or enter into a mutually acceptable employment agreement for your continued service as Chief Executive Officer. This Engagement Letter is intended to supersede all prior written and oral agreements pertaining to your services. We note below that you have been performing consulting services to our Company since March 15, 2023. Accordingly, we agree as follows:

1.You agree to serve as acting Chief Executive Officer of our Company. You will report to the Chairman of the Board. It is understood that your services will be performed as an independent contractor at such time and place as you determine to fulfill your responsibilities.

2.Your work time services will on a “best efforts” basis for us at a monthly salary of $33,333.33 plus expenses approved by the Chairman.

3.You shall not be entitled to health, hospitalization or other insurance or participation in a 401(k) plan during this trial period. You will be paid as an independent contractor. You agree to keep any and all Company information private and further agree not to disclose any information not available in the public realm.

4.You agree that while providing services for us and for a period of one year thereafter, you shall not make any derogatory or disparaging remarks about us. The Company will provide director and officer insurance coverage for the undersigned and shall provide indemnification to the undersigned for any and all past issues that have occurred prior to the date hereof and for a period of five years thereafter.

5.Your services to us may be terminated by us in the event you commit any act of fraud, dishonesty or engage in any criminal behavior (other than traffic infractions) whether during business hours or otherwise.

6.Upon expiration or termination of this Engagement Letter, you will not contact our clients for a period of one year.

7.The term of this Engagement Letter shall expire no later than December 31, 2023 and it may be terminated prior to that date by either party upon three days’ written notice to the other party sent by email. During the period of the final three months of the term of this Agreement, both parties agree to negotiate a possible long-term employment agreement. If the parties do not mutually agree on an extension, then this Agreement shall be automatically terminated no later than December 31, 2023.

8.This Engagement Letter sets forth the entire and only agreement or understanding between Basanite and Richmond relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, correspondence, commitments and representations in respect thereof among them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Engagement Letter.

9.Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given by email to the email address set forth next to each party’s signature.

10.The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of Company, subject to the provisions hereof.

11.This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

12.This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

13.This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida, without giving reference to principles of conflict of laws. Each of the parties hereto irrevocably consents to the venue and exclusive jurisdiction of the federal and state courts located in the State of Florida, County of Broward.

14.It is understood that Thomas Richmond is an independent consultant and may be engaged as an employee or consultant to other entities or persons provided such entities or persons are not directly or indirectly competitors of Basanite.

Signature page on next page.

Basanite, Inc.

/s/ Ronald Loricco

Ronald Loricco, Sr., Chairman

The foregoing terms are agreed to

and accepted by:

/s/ Thomas Richmond

Thomas Richmond